UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

     228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

  (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2006, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Whitney Holding Corporation (the “Company”) established the performance measurements to be used under the Company’s Executive Compensation Plan to determine bonus awards to the Company’s executive officers for fiscal year 2007.

The Executive Compensation Plan provides participants the opportunity to earn an annual cash bonus if designated performance goals are achieved. The Company must achieve minimum threshold goals before any bonuses are earned. The performance measurements for 2007 are return on average assets and return on average equity, compared with a peer group of 16 high-performing banks. Under the plan, the Company’s Chief Executive Officer can earn a maximum bonus equal to 100% of base salary while other executive officers can earn a maximum bonus equal to 75% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Executive Vice President
and Chief Financial Officer

Date: December 20, 2006